PARTICIPATION AGREEMENT

                                      AMONG

                       FORTIS BENEFITS INSURANCE COMPANY,
                             FORTIS INVESTORS, INC.,
                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                       AND

                            INVESCO FUNDS GROUP, INC.

                                   DATED AS OF

                                 APRIL 30, 1997

                               TABLE OF CONTENTS

                                                                            Page
SECTION 1 Additional Portfolio                                                 2

SECTION 2 Processing Transactions

          2.1 Timely Pricing and Orders                                        2
          2.2 Timely payments                                                  3
          2.3 Redemption in Kind                                               3
          2.4 Applicable Price                                                 4

SECTION 3 Costs and Expenses

          3.1 General                                                          4
          3.2 Registration                                                     4
          3.3 Other (Non-Sales-Related)                                        5
          3.4 Sales-Related                                                    6
          3.5 Parties to Cooperate                                             6

SECTION 4 Legal Compliance

          4.1 Tax Laws                                                         6
          4.2 Insurance and Certain Other Laws                                 8
          4.3 Securities Laws                                                  9
          4.4 Notice of Certain Proceedings and Other Circumstances           11
          4.5 Fortis Benefits to Provide Documents                            12
          4.6 Fund to Provide Documents                                       13

SECTION 5 Mixed and Shared Funding

          5.1 General                                                         13
          5.2 Disinterested Directors                                         13
          5.3 Monitoring for Material Irreconcilable Conflicts                14
          5.4 Conflict Remedies                                               15
          5.5 Notice to Fortis Benefits                                       17
          5.6 Information Requested by Board of Directors                     17
          5.7 Compliance with SEC Rules                                       18

SECTION 6 Termination

          6.1 Events of Termination                                           18
          6.2 Funds to Remain Available                                       20
          6.3 Survival of Warranties and Indemnifications
          6.4 Continuance of Agreement for Certain Purposes                   21
          6.5 Reimbursement of Expenses                                       21

                                                                            Page
SECTION 7 Parties to Cooperate Respecting Termination                         22

SECTION 8 Assignment                                                          22

SECTION 9 Notices                                                             22

SECTION 10 Voting Procedures                                                  24

SECTION 11 Indemnification

          11.1 Of Fund and  Adviser  by Fortis  Benefits                      25
          11.2 Of Fortis Benefits and Fortis Investors by Adviser             28
          11.3 Effect of Notice                                               32

SECTION 12 Applicable Law                                                     33

SECTION 13 Execution in Counterparts

SECTION 14 Severability                                                       33

SECTION 15 Rights Cumulative                                                  34

SECTION 16 Restrictions on Sales of Fund Shares                               34

SECTION 17 Headings                                                           34

SECTION 18 Sales Material and Information                                     35

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 30th day of April, 1997 ("Agreement"), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits") (on behalf of itself and its "Separate
Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Fund"); and INVESCO Funds Group, Inc., a Delaware corporation, the Fund's investment adviser and the Fund's principal distributor ("INVESCO") (collectively, the "Parties"),

                                WITNESSETH THAT:

     WHEREAS Fortis Benefits, INVESCO, and the Fund desire that shares of the Fund's Industrial Income Portfolio, Health Services Portfolio, and Technology Portfolio (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by INVESCO to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefit's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 3363935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and,

     WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the "Divisions;" reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and INVESCO will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                        SECTION 1. ADDITIONAL PORTFOLIOS

     The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

                       SECTION 2. PROCESSING TRANSACTIONS

     2.1 Timely Pricing and Orders.

     The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, and (b) the Fund calculates the Portfolios net asset value. The Fund or its designated agent will use its best efforts to provide this information by 5:00 p.m., Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 9:00 am., Central time.

     2.2 Timely Payments.

     Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to INVESCO, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable, and in any event, no later than 1:00 p.m. Central time on the next business day after the order for Fund shares is placed. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the " 1940 Act").

     2.3 Redemption in Kind.

     The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's board of directors (the "Board of Directors") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

     2.4 Applicable Price.

     The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Fortis Benefits processes such transactions, which will be deemed to be the Business Day prior to INVESCO's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. All other purchases and redemptions of Portfolio shares by Fortis Benefits, will be effected at the net asset values next computed after receipt by INVESCO of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

                          SECTION 3. COSTS AND EXPENSES

     3.1 General.

     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

     3.2 Registration.

     The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate
Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

     3.3 Other (Non-Sales-Related).

     The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder
communications   and  any  related   requests  for  voting   instructions   from
Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and setting for printing the Separate Accounts prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund and Fortis Benefits each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Fortis Benefits documents are printed or mailed on a combined or coordinated basis. If requested by Fortis Benefits, the Fund will provide annual Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus. Fortis Benefits will be reasonably compensated by the Fund for costs associated with production of mailing lists and tabulation of votes with respect to Fund proxy solicitations.

     3.4 Sales-Related.

     Expenses of distributing the Portfolio's shares and the Contracts will be paid by Investors and other parties, as they shall. determine by separate agreement.

     3.5 Parties to Cooperate.

     The Fund, Adviser, Fortis Benefits, Fortis Investors and INVESCO each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                           SECTION 4. LEGAL COMPLIANCE

     4.1 Tax Laws.

     (a) The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund, Adviser or INVESCO will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     (b) Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and INVESCO immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (c) The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in
Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or INVESCO will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

     (d) Fortis Benefits represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and INVESCO immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     (e) INVESCO will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with
Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide Fortis Benefits with such materials, cooperation and assistance as may be reasonably necessary for Fortis Benefits or any person designated by Fortis Benefits to review from time to time the procedures and practices of Adviser or any other provider of services to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

     (f) Should the Fund or INVESCO become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.

     4.2 Insurance and Certain Other Laws.

     (a) The Fund will use its best efforts to comply with any applicable state insurance laws or regulations to the extent specifically requested in writing by Fortis Benefits. If it cannot comply, it will so notify Fortis Benefits in writing.

     (b) Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) INVESCO represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) INVESCO and the Fund represent and warrant that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3 Securities Laws.

     (a) Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) The Fund and INVESCO represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Fortis Benefits or any other life insurance company utilizing the Fund.

     (d) INVESCO and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

     4.4 Notice of Certain Proceedings and Other Circumstances.

     (a) INVESCO or the Fund shall immediately notify Fortis Benefits of (I) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. INVESCO and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) Fortis Benefits or Fortis Investors shall immediately notify the Fund of (I) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5 Fortis Benefits to Provide Documents.

     Upon request, Fortis Benefits will provide to the Fund and INVESCO one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6 Fund to Provide Documents.

     Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                       SECTION 5. MIXED AND SHARED FUNDING

     5.1 General.

     The Fund has obtained an order from the Securities and Exchange Commission exempting it from certain provisions of the 1940 Act and rules thereunder so that, subject to compliance with Section 17 of this Agreement, the Fund may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Fortis Benefits ("Mixed and Shared Funding").

     5.2 Disinterested Directors.

     The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or INVESCO within the meaning of Section 2(a)(19) of the 1940 Act.

     5.3 Monitoring for Material Irreconcilable Conflicts.

     The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Fortis Benefits agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a)  an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c)  an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different fife insurance companies utilizing the Fund; or

     (f) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

     Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof Fortis Benefits will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Fortis Benefits to disregard voting instructions of Participants.

     5.4 Conflict Remedies.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Fortis Benefits and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

     (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

     (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

     (b) If the material irreconcilable conflict arises because of Fortis Benefits's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Fortis Benefits that this provision is being implemented, and until such withdrawal INVESCO and the Fund shall, continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account's investment in the Fund within six months after the Fund's Board of Directors informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal INVESCO and Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.

     (d) Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or INVESCO be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5 Notice to Fortis Benefits.

     The Fund will promptly make known in writing to Fortis Benefits the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6 Information Requested by Board of Directors.

     Fortis Benefits and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7 Compliance with SEC Rules.

     If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

                             SECTION 6. TERMINATION

     6.1 Events of Termination.

     Subject to  Section  6.4  below,  this  Agreement  will  terminate  as to a
Portfolio:

     (a) at the option of Fortis Benefits or INVESCO upon at least six months advance written notice to the other Parties, Provided, however, such notice shall not be given earlier than one year following the date of this Agreement; or,

     (b) at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this agreement is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Fund shares in accordance with Participant instructions).

     (c) at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

     (d) at the option of Fortis Benefits upon institution of formal proceedings against the Fund or INVESCO by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's or INVESCO's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or

     (e) at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or

     (f) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof, or

     (g) at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or

     (h) at the option of Fortis  Benefits if the Portfolio fails to comply with
Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or

     (i) at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Fortis Benefits.

     6.2 Funds to Remain Available.

     Except (i) as necessary to  implement  Participant-initiated  transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or INVESCO of its intention to do so.

     6.3 Survival of Warranties and Indemnifications.

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4 Continuance of Agreement for Certain Purposes.

     If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).

     6.5 Reimbursement of Expenses

     If this Agreement is terminated as to any Portfolio (i) by INVESCO pursuant to 6.1(a), or (ii) pursuant to 6.1(b), 6.1(d), 6.1(g), 6.1(h), or 6.1(i),
INVESCO will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. Irrespective of the above, if this Agreement is terminated as to any Portfolio by reason of the breach by Fortis Benefits of its obligation under this Agreement, INVESCO shall have no obligation of reimbursement hereunder. Furthermore, if this Agreement is terminated as to any Portfolio pursuant to 6.1(d) or 6.1(i), INVESCO's reimbursement obligation shall be limited to 50% of such reasonable costs and expenses. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contract holders.

                   SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

     The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Sections 6.1(a) or 6.1(b), the termination date specified in the notice of termination.

                              SECTION 8. ASSIGNMENT

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               SECTION 9. NOTICES

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                        Fortis Benefits Insurance Company
                                        500 Bielenberg Drive
                                        Woodbury, Minnesota 55125
                                        Attn.: General Counsel
                                        FAX: 612-738-5262

                                        Fortis Investors, Inc.
                                        500 Bielenberg Drive
                                        Woodbury, Minnesota 55125
                                        Attn: General Counsel
                                        FAX: 612-738-5262

                                        INVESCO Variable Investment Funds, Inc.
                                        7800 East Union Avenue
                                        Denver, Colorado 80217
                                        Attn: Ronald L. Grooms
                                        FAX: 303-930-6307

                                        INVESCO Funds Group, Inc.
                                        7800 East Union Avenue
                                        Denver, Colorado 80217
                                        Ronald L. Grooms
                                        FAX: 303-930-6307

                          SECTION 10. VOTING PROCEDURES

     10.1 The Fund, at its expense, shall provide Fortis Benefits with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as Fortis Benefits shall reasonably require for distributing to Contract owners.

     10.2 If and to the extent required by law, Fortis Benefits shall:

     (I)  solicit voting instructions from Contract owners;

     (ii) vote the Fund shares in accordance with instructions received from Contract owners; and,

     (iii)vote Fund shares for which no  instructions  have been received in the
          same   proportion   as  Fund  shares  of  such   portfolio  for  which
          instructions have been received;

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Fortis Benefits reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Fortis Benefits shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other participating insurance companies.

                           SECTION 11. INDEMNIFICATION

     11.1 Of Fund and INVESCO by Fortis Benefits.

     (a) Except to the extent provided in Sections 11. 1 (b) and 11. 1 (c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund and INVESCO, each of their directors, officers and employees, and each person, if any, who controls the Fund or INVESCO within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.1) any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

     (i) wise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Accounts 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund or INVESCO for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of
          Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

     (iii)arise out of or are based upon any untrue statement or alleged. untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or INVESCO by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the term of this Agreement.

     (b) Fortis Benefits shall not be liable under this Section 11.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to INVESCO or to the Fund.

     (c) Fortis Benefits shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund or INVESCO shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this
Section 11. 1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits's election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.2 Of Fortis Benefits and Fortis Investors by INVESCO.

     (a) Except to the extent provided in Sections 11.2(d) and 11.2(e), below, INVESCO agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors, officers, and employees and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of INVESCO) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to INVESCO or the Fund by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of INVESCO or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, INVESCO or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

     (iii)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Accounts 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged.
          omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund or INVESCO for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by the Fund or INVESCO to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

     (b) Except to the extent provided in Sections 11.2(d) and 11.2(e) hereof, INVESCO agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of INVESCO) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (I) Subchapter M of the Code and regulations thereunder and (ii)
Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.

     (c) The written consent of INVESCO referred to in Section 11.2(b) above shall not be unreasonably withheld.

     (d) INVESCO shall not be liable under this Section 11.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.

     (e) INVESCO shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified INVESCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify INVESCO of any such action shall not relieve INVESCO from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.2. In case any such action is brought against an Indemnified Party, INVESCO will be entitled to participate, at its own expense, in the defense of such action. INVESCO also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from INVESCO to such Indemnified Party of INVESCO's election to assume the defense thereof the Indemnified Party will cooperate fully with INVESCO and shall bear the fees and expenses of any additional counsel retained by it, and INVESCO will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.3 Effect of Notice.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 11.1 (c) or 11.2(e) above of participation in or control of any action by the indemnifying Party will, in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                           SECTION 12. APPLICABLE LAW

     12.1 This Agreement will be construed and the provisions hereof interpreted under accordance with MINNESOTA law, without regard for that state's principles of conflict of laws.

     12.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations, the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding order described in Section 5 hereof) and the terms hereof shall be interpreted and construed in. accordance therewith.

                      SECTION 13. EXECUTION IN COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, each of taken together will constitute one and the same instrument.

                            SECTION 14. SEVERABILITY

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          SECTION 15. RIGHTS CUMULATIVE

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                      SECTION 16. RESTRICTIONS ON SALES OF FUND SHARES

     Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies. However, neither the Fund nor INVESCO, nor any of their related persons and entities, will enter into any arrangement for utilization of the Fund by any other life insurance company under which the terms granted to that insurance company are more favorable than those provided hereunder without so notifying Fortis Benefits.

                              SECTION 17. HEADINGS

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                   SECTION 18. SALES MATERIAL AND INFORMATION

     18.1 Fortis Benefits shall furnish or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, a sub-advisor of one of the Funds, or INVESCO is named, at least fifteen calendar days prior to its use. No such shall be used if the Fund or its designee objects to such use within ten calendar days after such material.

     18.2 Fortis Benefits shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund's shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, or its designee or by INVESCO, except the permission of the Fund or INVESCO.

     18.3 The Fund, INVESCO, or its designee shall furnish, or shall cause to be Fortis Benefits or its designee, each piece of sales literature or other promotional material in Fortis Benefits and/or its separate account(s), is named at least fifteen calendar days prior to its use. No such material shall be used if Fortis Benefits or its designee object to such use within ten days after receipt of that material.

     18.4 The Fund and INVESCO shall not give any information or make any representations on behalf of Fortis Benefits or concerning Fortis Benefits, or the contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as that registration statement and prospectus may be amended or supplemented from time to time, or in published reports which are in the public domain or approved by Fortis Benefits for distribution to Contract owners, or in sales literature or other promotional material approved by Fortis Benefits or its designee, except with the permission of Fortis Benefits.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed names and on their behalf by and through their duly authorized officers signing below.

                         FORTIS BENEFITS INSURANCE COMPANY


                         By \s\Jon Nichol
                            -------------
                         Title  Senior Vice President
                                ---------------------


                         FORTIS INVESTORS, INC.


                         By \s\John Eric Hite
                            -----------------
                         Title 2nd VICE PRESIDENT
                               ----------------------


                         INVESCO Variable Investment Funds, Inc.


                         By \s\Ronald L. Grooms
                            -------------------
                        Title TREASURER & CHIEF FINANCIAL AND ACCOUNTING OFFICER
                              --------------------------------------------------


                         INVESCO Funds Group, Inc.


                         By  \s\Ronald L. Grooms
                             -------------------
                         Title  SENIOR VICE PRESIDENT AND TREASURER
                                -----------------------------------

                                   SCHEDULE D
                             PROXY VOTING PROCEDURE

The following is a list of procedures and correspondence responsibilities for the handling of proxies relating to the Fund by INVESCO, the Fund and Fortis Benefits. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Fortis Benefits" shall also include the department or third party assigned by Fortis Benefits to perform the steps delineated below.

1. The number of proxy proposals is given to Fortis Benefits by INVESCO as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time, INVESCO will inform Fortis Benefits of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, Fortis Benefits will perform a "tape run," or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

          Note:The number of proxy statements is determined by the activities described in Step #2. Fortis Benefits will use its best efforts to call in the number of Customers to INVESCO, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to Fortis Benefits by the Fund. Fortis Benefits, at the Fund's or INVESCO's expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of INVESCO ("INVESCO Legal") must approve the Card before it is printed. Allow approximately 2 - 4 business days for printing information on the Cards. Information commonly found on the Cards includes:

     a. Name (legal name as found on account registration);
     b. Address;
     c. Fund or account number;
     d. Coding to state number of units;
     e. Individual Card number for use in tracking and verification of votes (already on Cards as printed by the Company).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, INVESCO Legal will develop, produce, and the Fund or INVESCO will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Fortis Benefits for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Fund or INVESCO). Contents of envelope sent to customers by Fortis Benefits will include:

     a. Voting Instruction Card(s);
     b. One proxy notice and statement (one document);
     c. Return envelope (postage pre-paid) addressed to Fortis Benefits or its tabulation agent;
     d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important, One copy will be supplied by the Fund.)
     e. Cover Letter - optional, supplied by Fortis Benefits.

5. The above contents should be received by Fortis Benefits approximately 3-5 business days before mail date. Individual in charge at Fortis Benefits reviews and approves the contents of the mailing package to ensure correctness and completeness.

6. Package mailed by Fortis Benefits. The Fund must allow at least a 15-day solicitation time to Fortis Benefits as the shareholder. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

          Note:Postmarks  are  not  generally   needed.   A  need  for  postmark
               information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," (i.e.; examined as to why they did not complete the system). Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) If Fortis Benefits uses a proxy tabulation firm other than one recommended by INVESCO, INVESCO Legal must review and approve tabulation format.

11. Final tabulation in shares is verbally given by Fortis Benefits to INVESCO Legal on the morning of the meeting, not later than 10:00 a.m., Denver time. INVESCO Legal nay request an earlier deadline, if required, to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from Fortis Benefits, as well as, an original copy of the final vote. INVESCO Legal will provide a standard form for each Certification.

13. Fortis Benefits will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, INVESCO Legal will be permitted reasonable access to such Cards.

14. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                                   SCHEDULE A
                                    ACCOUNTS
--------------------------------------------------------------------------------
Name of Account                  Date of Resolution of Insurance Company's Board
                                 which Established the Account
--------------------------------------------------------------------------------

Separate Account D               October 14, 1987

                                   SCHEDULE B
                                    CONTRACTS

1.   Contract Form #56758 (and various state variations)
                   ------

                                   SCHEDULE C
       PERSONS AUTHORIZED TO GIVE INSTRUCTIONS TO THE COMPANY AND INVESCO

NAME                                      ADDRESS AND PHONE NUMBER

(1) Bruce Fiedler                         P.O. B 64284, St. Paul, MN 55164
-------------------------------------     --------------------------------------
Print or Type Name

-------------------------------------     Phone: 612-738-4700
Signature                                        -------------------------------


(2) Wendy Houman                          Same as above
-------------------------------------     --------------------------------------
Print or Type Name

-------------------------------------     Phone: 612-738-4469
Signature                                 --------------------------------------


(3) Brian Perkins                         Same as above
-------------------------------------     --------------------------------------
Print or Type Name


-------------------------------------     Phone: 612-738-4308
Signature                                 --------------------------------------


(4) Carrie Belland                        Same as above
-------------------------------------     --------------------------------------
Print or Type Name

-------------------------------------     Phone: 612-738-4042
Signature                                 --------------------------------------